Exhibit 5.1

[Letterhead of]
Cravath, Swaine & Moore LLP
[New York Office]

September 5, 2006

Pike Electric Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Pike Electric Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the registration under the Securities Act of 1933 (the “Securities Act”) of up to an aggregate of 8,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), to be sold by LGB Pike II, LLC, in amounts specified, for each offering under the Registration Statement, in the applicable Prospectus Supplement (each, a “Prospectus Supplement”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (a) the Certificate of Incorporation of the Company, (b) the Bylaws of the Company and (c) certain resolutions adopted by the board of directors of the Company. We have relied, with respect to certain factual matters, on the representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly and validly issued and is fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Common Stock on behalf of the Company in the Prospectus and in Prospectus Supplements forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Pike Electric Corporation
  100 Pike Way
     Mount Airy, North Carolina 27030